Yount
Hyde &
Barbour
Certified Public Accountants
and Consultants

Culpeper Leesburg Middleburg Richmond Winchester

Exhibit 16.1

February 27, 2015

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Union Bankshares Corporation's statements included under Item 4.01 of its Form 8-K filed on February 27, 2015 and we agree with such statements concerning our firm.

Yount, Hyde & Barbour, P.C.

Yount, Hyde & Barbour, P.C.